Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	David Zalman
Prosperity Bank Plaza	Chairman and Chief Executive Officer
4295 San Felipe	281.269.7199
Houston, Texas 77027	david.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS FOURTH QUARTER

2017 EARNINGS

•	Fourth quarter earnings per common share (diluted) of $0.97
•	Fourth quarter earnings include a one-time non-cash charge of $0.02 per diluted common share related to the Tax Cuts and Jobs Act
•	Fourth quarter net income of $67.138 million
•	Nonperforming assets remain low at 0.19% of fourth quarter average interest-earning assets
•	Return (annualized) on fourth quarter average assets of 1.20%
•	Returns (annualized) on fourth quarter average common equity of 7.04% and average tangible common equity of 14.31%(1)
•	Loans increased 4.4% (annualized) in the fourth quarter 2017 and 4.1% during 2017
•	Noninterest-bearing deposits increased 8.3% during 2017
•	Prosperity Bank has been rated in the Top 10 of Forbes Best Banks in America for five consecutive years

HOUSTON, January 24, 2018. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income for the quarter ended December 31, 2017 of $67.138 million or $0.97 per diluted common share. Additionally, nonperforming assets remain low at 0.19% of fourth quarter average interest-earning assets. As a result of the Tax Cuts and Jobs Act passed in December 2017, the Company was required to recalculate its deferred tax assets and deferred tax liabilities to account for the future impact of lower corporate tax rates and lost deductions on these assets and liabilities. The recalculation negatively impacted the Company’s fourth quarter 2017 net income in the amount of $1.431 million or $0.02 per diluted common share (“Tax Act Charge”), but the reduction in corporate tax rates is expected to positively impact net income in the future. Excluding the Tax Act Charge, net income and diluted earnings per share for the fourth quarter 2017 were $68.569 million and $0.99, respectively.

“Texas survived Hurricane Harvey and bounced back to robust growth of 2.6% - adding 286,000 jobs through November 2017.  The unemployment rate in Texas of 3.8% is the lowest since 1970 and higher oil prices continue to improve the energy sector,” said David Zalman, Prosperity’s Chairman and Chief Executive Officer.

“Oklahoma’s economy experienced a solid recovery in 2017.  The state’s energy sector led the initial stages of recovery, but most other sectors also improved in 2017.  The outlook in Oklahoma for 2018 is positive,” added Zalman.

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(1)	Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

“On December 22, 2017, the Tax Cuts and Jobs Act was enacted, which reduces the corporate tax rate from 35% to 21%.  The Act is expected to allow companies, such as Prosperity, to be more competitive, improve the lives of their employees and increase shareholder value,” stated Zalman.

“At Prosperity, we communicate to our associates that they will be rewarded when the company does well.  Accordingly, given the expected positive financial impact of the lower tax rate, we are pleased to announce that we will provide the following to all associates at Prosperity Bank, other than the members of Prosperity Bank’s Executive Committee, whose compensation is reviewed and approved by Prosperity’s Compensation Committee:

•	a 5% salary or pay rate increase effective March 1, 2018; and
•	an increase in the pay rate for all hourly associates to a minimum of $11.00 per hour.

We are excited that we are able to reward our associates for the many contributions they have made to Prosperity’s success,” continued Zalman.

“Our customers are optimistic because of the reduced regulatory restrictions and the expected financial benefit from the reduced tax rates.  In the fourth quarter 2017, loans increased 4.4% annualized, and exceeded $10 billion for the first time in Prosperity’s history.  Deposits at December 31, 2017 increased $913.984 million or 5.4% from $16.907 billion at September 30, 2017,” added Zalman.

“We are excited going into 2018.  I would like to thank all of our customers, associates, directors and shareholders for helping build a successful bank.  Prosperity Bank was rated by Forbes as one of the Best Banks In America again for 2018 and we have been in the Top 10 for five consecutive years.  Further, Prosperity Bank is the only Texas-based bank in the Top 10 and has been the highest ranked Texas-based bank for the past five years,” concluded Zalman.

Results of Operations for the Three Months Ended December 31, 2017

Net income was $67.138 million(2) for the three months ended December 31, 2017 compared with $68.793 million(3) for the same period in 2016. Net income per diluted common share was $0.97 for the three months ended December 31, 2017 compared with $0.99 for the same period in 2016. Net income and earnings per diluted common share for the three months ended December 31, 2017 were impacted by the one-time non-cash Tax Act Charge of $1.431 million or $0.02 per diluted common share. Excluding the Tax Act Charge, net income and earnings per diluted common share for the three months ended December 31, 2017 were $68.569 million and $0.99, respectively. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended December 31, 2017 were 1.20%, 7.04% and 14.31%(1), respectively.  Excluding the Tax Act Charge, annualized returns on average assets, average common equity and average tangible common equity for the three months ended December 31, 2017 were 1.23%, 7.19% and 14.62%, respectively. Prosperity’s efficiency ratio (excluding credit loss provisions, net gains and losses on the sale of assets and taxes) was 43.78%(1) for the three months ended December 31, 2017.

Net interest income before provision for credit losses for the three months ended December 31, 2017 was $156.050 million compared with $153.832 million during the same period in 2016, an increase of $2.218 million or 1.4%. This change was primarily due to an increase in the average balance and yield on interest-earning assets, partially offset by an increase in the average rate on interest-bearing liabilities. Linked quarter net interest income before provision for credit losses decreased $97 thousand or 0.1% to $156.050 million compared with $156.147 million during the three months ended September 30, 2017. This decrease was primarily due to a decrease in loan discount accretion of $3.090 million.

The net interest margin on a tax equivalent basis was 3.20% for the three months ended December 31, 2017 compared with 3.26% for the same period in 2016. This change was primarily due to a decrease in loan discount accretion of $2.756 million. On a linked quarter basis, the net interest margin was 3.20% compared with 3.22% for the three months ended September 30, 2017. This decrease was primarily due to a decrease in loan discount accretion of $3.090 million.

Noninterest income was $29.220 million for the three months ended December 31, 2017 compared with $29.475 million for the same period in 2016, a decrease of $255 thousand or 0.9%. This change was primarily due to a decrease in mortgage income. On a linked quarter basis, noninterest income increased $411 thousand or 1.4% compared with the three months ended September 30, 2017.

Noninterest expense was $81.088 million for the three months ended December 31, 2017 compared with $79.148 million for the same period in 2016, an increase of $1.940 million or 2.5%. This change was primarily due to the write-down of other real estate, partially offset by a decrease in salaries and benefits. On a linked quarter basis, noninterest expense increased $3.579 million or 4.6% compared with the three months ended September 30, 2017. This increase was primarily due to the write-down of other real estate.

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(2)	Includes purchase accounting adjustments of $2.771 million, net of tax, primarily comprised of loan discount accretion of $4.796 million for the three months ended December 31, 2017.
(3)	Includes purchase accounting adjustments of $4.602 million, net of tax, primarily comprised of loan discount accretion of $7.552 million for the three months ended December 31, 2016.

Results of Operations for the Year Ended December 31, 2017

Net income was $272.165 million(4) for the year ended December 31, 2017 compared with $274.466 million(5) for the same period in 2016.  Net income per diluted common share was $3.92 for the year ended December 31, 2017 compared with $3.94 for the same period in 2016. Annualized returns on average assets, average common equity and average tangible common equity for the year ended December 31, 2017 were 1.22%, 7.26% and 15.06%(1), respectively.  Prosperity’s efficiency ratio (excluding credit loss provisions, net gains and losses on the sale of assets and securities and taxes) was 42.76%(1) for the year ended December 31, 2017.

Net interest income before provision for credit losses for the year ended December 31, 2017 was $616.863 million compared with $632.620 million for the same period in 2016, a decrease of $15.757 million or 2.5%. This change was primarily due to a decrease in loan discount accretion of $17.064 million and an increase in the average rate on interest-bearing liabilities, partially offset by an increase in average interest-earnings assets.

The net interest margin on a tax equivalent basis for the year ended December 31, 2017 was 3.19% compared with 3.35% for the same period in 2016. This change was primarily due to a decrease in loan discount accretion of $17.064 million and an increase in the average rate on interest-bearing liabilities.

Noninterest income was $116.633 million for the year ended December 31, 2017 compared with $118.425 million for the same period in 2016, a decrease of $1.792 million or 1.5%. This change was primarily due to the net loss on sale of assets and a decrease in brokerage and mortgage income, partially offset by a gain on sale of securities and an increase in service charges on deposit accounts.

Noninterest expense was $313.101 million for the year ended December 31, 2017 compared with $318.387 million for the same period in 2016, a decrease of $5.286 million or 1.7%.  This change was primarily due to a decrease in salaries and benefits and core deposit intangibles amortization, partially offset by the write-down of other real estate.

Balance Sheet Information

At December 31, 2017, Prosperity had $22.587 billion in total assets, an increase of $256.220 million or 1.1%, compared with $22.331 billion at December 31, 2016.

Loans at December 31, 2017 were $10.021 billion, an increase of $398.713 million or 4.1%, compared with $9.622 billion at December 31, 2016. Linked quarter loans increased $109.571 million or 1.1% (4.4% annualized) from $9.911 billion at September 30, 2017.

As part of its commercial and industrial lending activities, Prosperity extends credit to oil and gas production and service companies. Oil and gas production loans are loans to companies directly involved in the exploration and/or production of oil and gas. Oil and gas service loans are loans to companies that provide services for oil and gas production and exploration. At December 31, 2017, oil and gas loans totaled $300.546 million or 3.0% of total loans, of which $112.246 million were to production companies and $188.300 million were to service companies. This compares with total oil and gas loans of $284.539 million or 3.0% of total loans at December 31, 2016, of which $119.934 million were to production companies and $164.605 million were to service companies. At September 30, 2017, oil and gas loans totaled $291.827 million or 2.9% of total loans, of which $106.524 million were production loans and $185.303 million were service loans.

Deposits at December 31, 2017 were $17.821 billion, an increase of $514.158 million or 3.0%, compared with $17.307 billion at December 31, 2016. Linked quarter deposits increased $913.984 million or 5.4% from $16.907 billion at September 30, 2017.

Asset Quality

Nonperforming assets totaled $37.455 million or 0.19% of quarterly average interest-earning assets at December 31, 2017, compared with $48.302 million or 0.25% of quarterly average interest-earning assets at December 31, 2016, and $45.823 million or 0.24% of quarterly average interest-earning assets at September 30, 2017.

The allowance for credit losses was $84.041 million or 0.84% of total loans at December 31, 2017, $85.326 million or 0.89% of total loans at December 31, 2016 and $86.812 million or 0.88% of total loans at September 30, 2017.  Excluding loans acquired that are accounted for under FASB Accounting Standards Codification (“ASC”) Topics 310-20 and 310-30, the allowance for credit losses was 0.91%(1) of remaining loans as of December 31, 2017, compared with 1.00%(1) at December 31, 2016 and 0.95%(1) at September 30, 2017.

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(4)	Includes purchase accounting adjustments of $12.909 million, net of tax, primarily comprised of loan discount accretion of $21.906 million for the year ended December 31, 2017.
(5)	Includes purchase accounting adjustments of $23.822 million, net of tax, primarily comprised of loan discount accretion of $38.970 million for the year ended December 31, 2016.

The provision for credit losses was $2.000 million for the three months ended December 31, 2017 compared with $2.000 million for the three months ended December 31, 2016 and $6.900 million for the three months ended September 30, 2017.  The provision for credit losses was $14.325 million for the year ended December 31, 2017 compared with $24.000 million for the year ended December 31, 2016.

Net charge-offs were $4.771 million for the three months ended December 31, 2017 compared with $2.259 million for the three months ended December 31, 2016 and $3.871 million for the three months ended September 30, 2017. Net charge-offs for the fourth quarter of 2017 were primarily comprised of two commercial and industrial loans.  Net charge-offs were $15.610 million for the year ended December 31, 2017 compared with $20.058 million for the year ended December 31, 2016.

Dividend

Prosperity Bancshares, Inc. declared a first quarter cash dividend of $0.36 per share to be paid on April 2, 2018 to all shareholders of record as of March 16, 2018.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, January 24, 2018 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss Prosperity’s fourth quarter 2017 earnings. Individuals and investment professionals may participate in the call by dialing 877-883-0383. The elite entry number is 5067257.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybankusa.com.  The webcast may be accessed from Prosperity’s home page by selecting “Presentations & Calls” from the drop-down menu on the Investor Relations tab and following the instructions.

Non-GAAP Financial Measures

Prosperity’s management uses certain non-GAAP financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity, tangible equity to tangible assets ratio and the efficiency ratio, excluding net gains and losses on the sale of assets and securities.  Further, as a result of acquisitions and the related purchase accounting adjustments, Prosperity uses certain non-GAAP measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20, “Receivables-Nonrefundable Fees and Other Costs” and 310-30, “Receivables-Loans and Debt Securities Acquired with Deteriorated Credit Quality”).  Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and that their presentation, together with the accompanying reconciliations, provides a more complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP financial measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook.  These non-GAAP financial measures should not be considered a substitute for, nor of greater importance than, GAAP basis measures and results; Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures to the nearest respective GAAP financial measures.

Prosperity Bancshares, Inc. ®

As of December 31, 2017, Prosperity Bancshares, Inc. ® is a $22.587 billion Houston, Texas based regional financial holding company, formed in 1983. Operating under a community banking philosophy and seeking to develop broad customer relationships based on service and convenience, Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at www.prosperitybankusa.com, Retail Brokerage Services, Credit Cards, MasterMoney Debit Cards, 24 hour voice response banking, Trust and Wealth Management, Mortgage Services, Cash Management and Mobile Banking.

As of December 31, 2017, Prosperity operated 242 full-service banking locations: 65 in the Houston area, including The Woodlands; 29 in the South Texas area including Corpus Christi and Victoria; 33 in the Dallas/Fort Worth area; 22 in the East Texas area; 29 in the Central Texas area including Austin and San Antonio; 34 in the West Texas area including Lubbock, Midland-Odessa and Abilene; 16 in the Bryan/College Station area, 6 in the Central Oklahoma area and 8 in the Tulsa, Oklahoma area.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the securities laws. Forward-looking statements include all statements other than statements of historical fact, including forecasts or trends, and are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares and its subsidiaries.  These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements.  These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives.  Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate, interest rate and commodity price fluctuations; and weather.  These and various other factors are discussed in Prosperity Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2016 and other reports and statements Prosperity Bancshares has filed with the SEC. Copies of the SEC filings for Prosperity Bancshares may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Bryan/College Station Area -	Keller	Westheimer	Taft
Bryan	Roanoke	West University	Yoakum
Bryan-29th Street	Stockyards	Woodcreek	Yorktown
Bryan-East
Bryan-North	Other Dallas/Fort Worth Area	Katy -	West Texas Area -
Caldwell	Locations -	Cinco Ranch	Abilene -
College Station	Arlington	Katy-Spring Green	Antilley Road
Crescent Point	Azle		Barrow Street
Hearne	Ennis	The Woodlands -	Cypress Street
Huntsville	Gainesville	The Woodlands-College Park	Judge Ely
Madisonville	Glen Rose	The Woodlands-I-45	Mockingbird
Navasota	Granbury	The Woodlands-Research Forest
New Waverly	Mesquite		Lubbock -
Rock Prairie	Muenster	Other Houston Area	4th Street
Southwest Parkway	Sanger	Locations -	66th Street
Tower Point	Waxahachie	Angleton	82nd Street
Wellborn Road	Weatherford	Bay City	86th Street
		Beaumont	98th Street
Central Texas Area -	East Texas Area -	Cleveland	Avenue Q
Austin -	Athens	East Bernard	North University
Allandale	Blooming Grove	El Campo	Texas Tech Student Union
Cedar Park	Canton	Dayton
Congress	Carthage	Galveston	Midland -
Lakeway	Corsicana	Groves	Wadley
Liberty Hill	Crockett	Hempstead	Wall Street
Northland	Eustace	Hitchcock
Oak Hill	Gilmer	Liberty	Odessa -
Research Blvd	Grapeland	Magnolia	Grandview
Westlake	Gun Barrel City	Magnolia Parkway	Grant
	Jacksonville	Mont Belvieu	Kermit Highway
Other Central Texas Area	Kerens	Nederland	Parkway
Locations -	Longview	Needville
Bastrop	Mount Vernon	Rosenberg	Other West Texas Area
Canyon Lake	Palestine	Shadow Creek	Locations -
Dime Box	Rusk	Spring	Big Spring
Dripping Springs	Seven Points	Tomball	Brownfield
Elgin	Teague	Waller	Brownwood
Flatonia	Tyler-Beckham	West Columbia	Cisco
Georgetown	Tyler-South Broadway	Wharton	Comanche
Gruene	Tyler-University	Winnie	Early
Kingsland	Winnsboro	Wirt	Floydada
La Grange			Gorman
Lexington	Houston Area -	South Texas Area -	Levelland
New Braunfels	Houston -	Corpus Christi -	Littlefield
Pleasanton	Aldine	Calallen	Merkel
Round Rock	Alief	Carmel	Plainview
San Antonio	Bellaire	Northwest	San Angelo
Schulenburg	Beltway	Saratoga	Slaton
Seguin	Clear Lake	Timbergate	Snyder
Smithville	Copperfield	Water Street
Thorndale	Cypress		Oklahoma
Weimar	Downtown	Victoria -	Central Oklahoma Area-
	Eastex	Victoria Main	Oklahoma City -
Dallas/Fort Worth Area -	Fairfield	Victoria-Navarro	23rd Street
Dallas -	First Colony	Victoria-North	Expressway
Abrams Centre	Fry Road		I-240
Balch Springs	Gessner	Other South Texas Area	Memorial
Camp Wisdom	Gladebrook	Locations -
Cedar Hill	Grand Parkway	Alice	Other Central Oklahoma Area
Frisco	Heights	Aransas Pass	Locations -
Frisco-West	Highway 6 West	Beeville	Edmond
Kiest	Little York	Colony Creek	Norman
McKinney	Medical Center	Cuero
McKinney-Stonebridge	Memorial Drive	Edna	Tulsa Area-
Midway	Northside	Goliad	Tulsa -
Plano	Pasadena	Gonzales	Garnett
Preston Forest	Pecan Grove	Hallettsville	Harvard
Preston Road	Pin Oak	Kingsville	Memorial
Red Oak	River Oaks	Mathis	Sheridan
Sachse	Sugar Land	Padre Island	S. Harvard
The Colony	SW Medical Center	Palacios	Utica Tower
Turtle Creek	Tanglewood	Port Lavaca	Yale
Westmoreland	The Plaza	Portland
	Uptown	Rockport	Other Tulsa Area Locations -
Fort Worth -	Waugh Drive	Sinton	Owasso
Haltom City

- - -

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Balance Sheet Data (at period end)
Loans	$10,020,773	$9,911,202	$9,864,019	$9,739,253	$9,622,060
Investment securities(A)	9,672,116	9,410,522	9,582,195	9,854,120	9,726,086
Federal funds sold	697	1,007	757	945	1,178
Allowance for credit losses	(84,041)	(86,812)	(83,783)	(84,095)	(85,326)
Cash and due from banks	391,616	302,469	321,958	324,797	436,203
Goodwill	1,900,845	1,900,845	1,900,845	1,900,845	1,900,845
Core deposit intangibles, net	38,842	40,464	42,150	43,869	45,784
Other real estate owned	11,152	14,512	15,472	15,698	15,463
Fixed assets, net	257,065	256,011	256,511	257,558	262,083
Other assets	378,227	393,043	396,419	424,429	406,696
Total assets	$22,587,292	$22,143,263	$22,296,543	$22,477,419	$22,331,072

Noninterest-bearing deposits	$5,623,322	$5,465,474	$5,397,293	$5,299,264	$5,190,973
Interest-bearing deposits	12,198,138	11,442,002	11,673,237	11,736,308	12,116,329
Total deposits	17,821,460	16,907,476	17,070,530	17,035,572	17,307,302
Other borrowings	505,223	960,365	1,035,506	1,270,644	990,781
Securities sold under repurchase agreements	324,154	334,621	346,324	335,875	320,430
Other liabilities	112,301	159,443	107,995	146,246	70,248
Total liabilities	18,763,138	18,361,905	18,560,355	18,788,337	18,688,761
Shareholders' equity(B)	3,824,154	3,781,358	3,736,188	3,689,082	3,642,311
Total liabilities and equity	$22,587,292	$22,143,263	$22,296,543	$22,477,419	$22,331,072

(A) Includes ($143), $1,635, $2,871, $2,200 and $2,171 in unrealized (losses) gains on available for sale securities for the quarterly periods ended December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017 and December 31, 2016, respectively.

(B) Includes ($113), $1,063, $1,866, $1,430 and $1,411 in after-tax unrealized (losses) gains on available for sale securities for the quarterly periods ended December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017 and December 31, 2016, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended					Year-to-Date
	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Dec 31, 2017	Dec 31, 2016
Income Statement Data
Interest income:
Loans	$120,086	$121,567	$114,975	$111,710	$115,993	$468,338	$475,059
Securities(C)	51,510	50,610	52,912	53,157	48,573	208,189	200,375
Federal funds sold and other earning assets	243	242	160	183	103	828	345
Total interest income	171,839	172,419	168,047	165,050	164,669	677,355	675,779

Interest expense:
Deposits	12,587	12,376	11,441	9,908	9,478	46,312	39,125
Other borrowings	2,852	3,540	4,040	2,476	1,121	12,908	3,065
Securities sold under repurchase agreements	350	356	335	231	238	1,272	932
Junior subordinated debentures	—	—	—	—	—	—	37
Total interest expense	15,789	16,272	15,816	12,615	10,837	60,492	43,159
Net interest income	156,050	156,147	152,231	152,435	153,832	616,863	632,620
Provision for credit losses	2,000	6,900	2,750	2,675	2,000	14,325	24,000
Net interest income after provision for credit losses	154,050	149,247	149,481	149,760	151,832	602,538	608,620

Noninterest income:
Nonsufficient funds (NSF) fees	8,110	8,350	7,805	8,089	8,552	32,354	33,536
Credit card, debit card and ATM card income	6,211	6,075	6,186	5,953	5,902	24,425	23,561
Service charges on deposit accounts	5,250	5,251	5,405	5,421	4,934	21,327	18,832
Trust income	2,734	2,040	2,271	2,155	2,480	9,200	8,120
Mortgage income	826	854	1,107	1,266	1,690	4,053	7,076
Brokerage income	574	461	427	488	782	1,950	4,571
Bank owned life insurance income	1,347	1,366	1,364	1,353	1,390	5,430	5,663
Net gain (loss) on sale of assets	41	62	(3,783)	1,759	475	(1,921)	1,864
Gain on sale of securities	—	—	3,270	—	—	3,270	—
Other noninterest income	4,127	4,350	3,728	4,340	3,270	16,545	15,202
Total noninterest income	29,220	28,809	27,780	30,824	29,475	116,633	118,425

Noninterest expense:
Salaries and benefits	48,756	47,866	47,343	48,444	51,231	192,409	197,897
Net occupancy and equipment	5,748	5,691	5,460	5,503	5,696	22,402	23,058
Credit and debit card, data processing and software amortization	4,423	4,506	4,216	4,085	4,249	17,230	17,050
Regulatory assessments and FDIC insurance	3,759	3,455	3,548	3,549	2,424	14,311	12,735
Core deposit intangibles amortization	1,622	1,686	1,719	1,915	2,226	6,942	9,200
Depreciation	3,011	3,050	3,051	3,103	3,170	12,215	13,094
Communications	2,608	2,618	2,664	2,702	2,771	10,592	11,561
Other real estate expense	181	110	128	95	378	514	514
Net loss (gain) on sale or write-down of other real estate	2,978	(140)	(71)	(10)	(44)	2,757	286
Other noninterest expense	8,002	8,667	8,384	8,676	7,047	33,729	32,992
Total noninterest expense	81,088	77,509	76,442	78,062	79,148	313,101	318,387
Income before income taxes	102,182	100,547	100,819	102,522	102,159	406,070	408,658
Provision for income taxes	35,044	32,639	32,265	33,957	33,366	133,905	134,192
Net income available to common shareholders	$67,138	$67,908	$68,554	$68,565	$68,793	$272,165	$274,466

(C) Interest income on securities was reduced by net premium amortization of $9,521, $10,115, $9,403, $9,883 and $11,502 for the three-month periods ended December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017 and December 31, 2016, respectively, and $38,922 and $43,474 for the years ended December 31, 2017 and December 31, 2016, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended					Year-to-Date
	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Dec 31, 2017	Dec 31, 2016
Profitability
Net income (D) (E)	$67,138	$67,908	$68,554	$68,565	$68,793	$272,165	$274,466

Basic earnings per share	$0.97	$0.98	$0.99	$0.99	$0.99	$3.92	$3.94
Diluted earnings per share	$0.97	$0.98	$0.99	$0.99	$0.99	$3.92	$3.94

Return on average assets (F)	1.20%	1.22%	1.22%	1.23%	1.26%	1.22%	1.25%
Return on average common equity (F)	7.04%	7.20%	7.36%	7.45%	7.58%	7.26%	7.69%
Return on average tangible common equity (F) (G)	14.31%	14.83%	15.39%	15.82%	16.33%	15.06%	16.95%
Tax equivalent net interest margin (D) (H)	3.20%	3.22%	3.14%	3.20%	3.26%	3.19%	3.35%
Efficiency ratio (G) (I)	43.78%	41.92%	42.34%	43.01%	43.29%	42.76%	42.50%

Liquidity and Capital Ratios
Equity to assets	16.93%	17.08%	16.76%	16.41%	16.31%	16.93%	16.31%
Common equity tier 1 capital	15.08%	15.10%	14.80%	14.45%	14.48%	15.08%	14.48%
Tier 1 risk-based capital	15.08%	15.10%	14.80%	14.45%	14.48%	15.08%	14.48%
Total risk-based capital	15.74%	15.81%	15.49%	15.14%	15.20%	15.74%	15.20%
Tier 1 leverage capital	9.31%	9.15%	8.82%	8.62%	8.68%	9.31%	8.68%
Period end tangible equity to period end tangible assets (G)	9.13%	9.11%	8.81%	8.50%	8.32%	9.13%	8.32%

Other Data
Weighted-average shares used in computing earnings per common share
Basic	69,484	69,485	69,487	69,480	69,482	69,484	69,674
Diluted	69,484	69,485	69,487	69,482	69,486	69,484	69,680
Period end shares outstanding	69,491	69,484	69,488	69,480	69,491	69,491	69,491
Cash dividends paid per common share	$0.3600	$0.3400	$0.3400	$0.3400	$0.3400	$1.3800	$1.2400
Book value per common share	$55.03	$54.42	$53.77	$53.10	$52.41	$55.03	$52.41
Tangible book value per common share (G)	$27.12	$26.48	$25.81	$25.11	$24.40	$27.12	$24.40

Common Stock Market Price
High	$73.00	$66.75	$71.97	$77.87	$73.68	$73.00	$73.68
Low	$61.95	$55.84	$61.29	$65.34	$52.81	$55.84	$33.57
Period end closing price	$70.07	$65.73	$64.24	$69.71	$71.78	$70.07	$71.78
Employees – FTE	3,017	2,993	3,037	3,033	3,035	3,017	3,035
Number of banking centers	242	243	243	244	245	242	245

(D) Includes purchase accounting adjustments for the periods presented as follows:

	Three Months Ended					Year-to-Date
	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Dec 31, 2017	Dec 31, 2016
Loan discount accretion
ASC 310-20	$2,462	$6,361	$2,755	$3,270	$3,956	$14,848	$21,748
ASC 310-30	$2,334	$1,525	$1,716	$1,483	$3,596	$7,058	$17,222
Securities net amortization	$598	$667	$745	$852	$950	$2,862	$4,671
Time deposits amortization	$39	$40	$39	$99	$232	$217	$1,167

(E) Using effective tax rate of 34.3%, 32.5%, 32.0%, 33.1% and 32.7% for the three-month periods ended December 31, 2017, September 30, 2017,  June 30, 2017, March 31, 2017 and December 31, 2016, respectively, and 33.0% and 32.8% for the years ended December 31, 2017 and December 31, 2016, respectively.

(F) Interim periods annualized.

(G) Refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure.

(H) Net interest margin for all periods presented is based on average balances on an actual 365 day or 366 day basis.

(I) Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale of assets and securities.  Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Dec 31, 2017				Sep 30, 2017				Dec 31, 2016
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(J)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(J)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(J)
Interest-Earning Assets:
Loans	$9,955,145	$120,086	4.79%		$9,888,922	$121,567	4.88%		$9,557,712	$115,993	4.83%
Investment securities	9,521,081	51,510	2.15%	(K)	9,526,215	50,610	2.11%	(K)	9,338,903	48,573	2.07%	(K)
Federal funds sold and other earning assets	91,257	243	1.06%		77,337	242	1.24%		106,214	103	0.39%
Total interest-earning assets	19,567,483	171,839	3.48%		19,492,474	172,419	3.51%		19,002,829	164,669	3.45%
Allowance for credit losses	(84,465)				(84,047)				(85,347)
Noninterest-earning assets	2,833,964				2,801,852				2,838,778
Total assets	$22,316,982				$22,210,279				$21,756,260

Interest-Bearing Liabilities:
Interest-bearing demand deposits	$3,787,421	$3,365	0.35%		$3,601,116	$3,003	0.33%		$3,861,952	$2,210	0.23%
Savings and money market deposits	5,530,158	5,032	0.36%		5,658,569	5,259	0.37%		5,471,109	3,546	0.26%
Certificates and other time deposits	2,225,555	4,190	0.75%		2,270,114	4,114	0.72%		2,434,565	3,722	0.61%
Other borrowings	891,396	2,852	1.27%		1,099,583	3,540	1.28%		712,126	1,121	0.63%
Securities sold under repurchase agreements	337,690	350	0.41%		344,177	356	0.41%		318,367	238	0.30%
Total interest-bearing liabilities	12,772,220	15,789	0.49%	(L)	12,973,559	16,272	0.50%	(L)	12,798,119	10,837	0.34%	(L)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	5,598,345				5,361,362				5,214,656
Other liabilities	129,533				102,046				111,083
Total liabilities	18,500,098				18,436,967				18,123,858
Shareholders' equity	3,816,884				3,773,312				3,632,402
Total liabilities and shareholders' equity	$22,316,982				$22,210,279				$21,756,260

Net interest income and margin		$156,050	3.16%			$156,147	3.18%			$153,832	3.22%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		1,921				1,940				1,931
Net interest income and margin (tax equivalent basis)		$157,971	3.20%			$158,087	3.22%			$155,763	3.26%

(J) Annualized and based on an actual 365 day or 366 day basis.

(K) Yield on securities was impacted by net premium amortization of $9,521, $10,115 and $11,502 for the three-month periods ended December 31, 2017, September 30, 2017 and December 31, 2016, respectively.

(L) Total cost of funds, including noninterest bearing deposits, was 0.34%, 0.35% and 0.24% for the three months ended December 31, 2017, September 30, 2017 and December 31, 2016, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Year-to-Date
	Dec 31, 2017				Dec 31, 2016
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(M)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(M)
Interest-Earning Assets:
Loans	$9,822,225	$468,338	4.77%		$9,629,714	$475,059	4.93%
Investment securities	9,681,763	208,189	2.15%	(N)	9,401,669	200,375	2.13%	(N)
Federal funds sold and other earning assets	83,324	828	0.99%		81,804	345	0.42%
Total interest-earning assets	19,587,312	677,355	3.46%		19,113,187	675,779	3.54%
Allowance for credit losses	(84,410)				(84,189)
Noninterest-earning assets	2,837,299				2,851,764
Total assets	$22,340,201				$21,880,762

Interest-Bearing Liabilities:
Interest-bearing demand deposits	$3,816,996	$11,703	0.31%		$4,066,799	$9,843	0.24%
Savings and money market deposits	5,561,853	18,705	0.34%		5,658,441	15,016	0.27%
Certificates and other time deposits	2,289,296	15,904	0.69%		2,505,526	14,266	0.57%
Other borrowings	1,142,897	12,908	1.13%		524,492	3,065	0.58%
Securities sold under repurchase agreements	328,652	1,272	0.39%		319,551	932	0.29%
Junior subordinated debentures	—	—	—		2,081	37	1.78%
Total interest-bearing liabilities	13,139,694	60,492	0.46%	(O)	13,076,890	43,159	0.33%	(O)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	5,347,227				5,117,621
Other liabilities	102,553				119,320
Total liabilities	18,589,474				18,313,831
Shareholders' equity	3,750,727				3,566,931
Total liabilities and shareholders' equity	$22,340,201				$21,880,762

Net interest income and margin		$616,863	3.15%			$632,620	3.31%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		7,844				7,665
Net interest income and margin (tax equivalent basis)		$624,707	3.19%			$640,285	3.35%

(M) Annualized and based on an actual 365 or 366 day basis.

(N) Yield on securities was impacted by net premium amortization of $38,922 and $43,474 for the years ended December 31, 2017 and 2016, respectively.

(O) Total cost of funds, including noninterest bearing deposits, was 0.33% and 0.24% for the years ended December 31, 2017 and 2016, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
YIELD TREND (P)

Interest-Earning Assets:
Loans	4.79%	4.88%	4.71%	4.70%	4.83%
Investment securities (Q)	2.15%	2.11%	2.16%	2.18%	2.07%
Federal funds sold and other earning assets	1.06%	1.24%	0.76%	0.92%	0.39%
Total interest-earning assets	3.48%	3.51%	3.42%	3.42%	3.45%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.35%	0.33%	0.29%	0.25%	0.23%
Savings and money market deposits	0.36%	0.37%	0.35%	0.26%	0.26%
Certificates and other time deposits	0.75%	0.72%	0.68%	0.64%	0.61%
Other borrowings	1.27%	1.28%	1.11%	0.89%	0.63%
Securities sold under repurchase agreements	0.41%	0.41%	0.41%	0.31%	0.30%
Total interest-bearing liabilities	0.49%	0.50%	0.48%	0.38%	0.34%

Net Interest Margin	3.16%	3.18%	3.10%	3.16%	3.22%
Net Interest Margin (tax equivalent)	3.20%	3.22%	3.14%	3.20%	3.26%

(P)  Annualized and based on average balances on an actual 365 day or 366 day basis.

(Q) Yield on securities was impacted by net premium amortization of $ 9,521, $10,115, $9,403, $9,883 and $11,502 for the three-month periods ended December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017 and December 31, 2016, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Balance Sheet Averages
Loans	$9,955,145	$9,888,922	$9,797,793	$9,642,877	$9,557,712
Investment securities	9,521,081	9,526,215	9,817,781	9,867,491	9,338,903
Federal funds sold and other earning assets	91,257	77,337	84,497	80,150	106,214
Total interest-earning assets	19,567,483	19,492,474	19,700,071	19,590,518	19,002,829
Allowance for credit losses	(84,465)	(84,047)	(84,100)	(85,037)	(85,347)
Cash and due from banks	257,462	225,574	228,518	262,794	248,735
Goodwill	1,900,845	1,900,845	1,900,845	1,900,845	1,900,337
Core deposit intangibles, net	39,650	41,314	42,957	44,762	46,895
Other real estate	14,177	15,262	15,871	15,669	15,826
Fixed assets, net	256,657	256,809	257,229	260,716	267,952
Other assets	365,173	362,048	392,822	391,200	359,033
Total assets	$22,316,982	$22,210,279	$22,454,213	$22,381,467	$21,756,260

Noninterest-bearing deposits	$5,598,345	$5,361,362	$5,290,142	$5,140,010	$5,214,656
Interest-bearing demand deposits	3,787,421	3,601,116	3,749,395	4,136,260	3,861,952
Savings and money market deposits	5,530,158	5,658,569	5,520,346	5,537,355	5,471,109
Certificates and other time deposits	2,225,555	2,270,114	2,296,425	2,366,857	2,434,565
Total deposits	17,141,479	16,891,161	16,856,308	17,180,482	16,982,282
Other borrowings	891,396	1,099,583	1,460,238	1,123,396	712,126
Securities sold under repurchase agreements	337,690	344,177	324,804	307,433	318,367
Other liabilities	129,533	102,046	87,074	91,157	111,083
Shareholders' equity	3,816,884	3,773,312	3,725,789	3,678,999	3,632,402
Total liabilities and equity	$22,316,982	$22,210,279	$22,454,213	$22,381,467	$21,756,260

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Dec 31, 2017		Sep 30, 2017		Jun 30, 2017		Mar 31, 2017		Dec 31, 2016
Period End Balances

Loan Portfolio
Commercial and industrial	$1,179,364	11.8%	$1,180,570	11.9%	$1,201,748	12.2%	$1,287,216	13.2%	$1,254,900	13.0%
Construction, land development and other land loans	1,509,137	15.1%	1,453,535	14.7%	1,383,539	14.0%	1,326,685	13.6%	1,263,923	13.1%
1-4 family residential	2,454,548	24.5%	2,449,051	24.7%	2,432,348	24.7%	2,424,533	24.9%	2,439,348	25.3%
Home equity	285,312	2.8%	284,076	2.9%	283,729	2.9%	281,298	2.9%	278,483	2.9%
Commercial real estate (includes multi-family residential)	3,315,627	33.1%	3,295,001	33.2%	3,309,227	33.5%	3,226,978	33.1%	3,162,109	32.9%
Agriculture (includes farmland)	690,118	6.9%	692,516	7.0%	699,228	7.1%	662,797	6.8%	672,336	7.0%
Consumer and other	286,121	2.8%	264,626	2.7%	266,385	2.7%	262,301	2.7%	266,422	2.8%
Energy	300,546	3.0%	291,827	2.9%	287,815	2.9%	267,445	2.8%	284,539	3.0%
Total loans	$10,020,773		$9,911,202		$9,864,019		$9,739,253		$9,622,060

Deposit Types
Noninterest-bearing DDA	$5,623,322	31.5%	$5,465,474	32.3%	$5,397,293	31.6%	$5,299,264	31.1%	$5,190,973	30.0%
Interest-bearing DDA	4,501,394	25.3%	3,645,754	21.6%	3,702,910	21.7%	3,845,061	22.6%	4,215,671	24.3%
Money market	3,200,763	18.0%	3,273,110	19.4%	3,451,803	20.2%	3,370,055	19.8%	3,368,599	19.5%
Savings	2,300,450	12.9%	2,264,959	13.4%	2,240,126	13.1%	2,189,822	12.8%	2,125,854	12.3%
Certificates and other time deposits	2,195,531	12.3%	2,258,179	13.3%	2,278,398	13.4%	2,331,370	13.7%	2,406,205	13.9%
Total deposits	$17,821,460		$16,907,476		$17,070,530		$17,035,572		$17,307,302

Loan to Deposit Ratio	56.2%		58.6%		57.8%		57.2%		55.6%

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

Construction Loans

	Dec 31, 2017		Sep 30, 2017		Jun 30, 2017		Mar 31, 2017		Dec 31, 2016

Single family residential construction	$388,966	25.7%	$386,891	26.6%	$410,164	29.6%	$411,553	30.9%	$396,794	31.3%
Land development	86,122	5.7%	77,202	5.3%	79,641	5.8%	83,475	6.3%	76,275	6.0%
Raw land	131,022	8.7%	191,563	13.1%	200,122	14.4%	183,453	13.8%	194,267	15.3%
Residential lots	117,080	7.7%	128,109	8.8%	130,919	9.4%	129,389	9.7%	130,096	10.3%
Commercial lots	91,624	6.1%	113,692	7.8%	83,104	6.0%	84,705	6.4%	75,625	6.0%
Commercial construction and other	696,763	46.1%	558,649	38.4%	482,347	34.8%	437,083	32.9%	394,040	31.1%
Net unaccreted discount	(2,440)		(2,571)		(2,758)		(2,973)		(3,174)
Total construction loans	$1,509,137		$1,453,535		$1,383,539		$1,326,685		$1,263,923

Non-Owner Occupied Commercial Real Estate Loans by Metropolitan Statistical Area (MSA) as of December 31, 2017

	Houston	Dallas	Austin	OK City	Tulsa	Other (R)	Total
Collateral Type
Shopping center/retail	$231,494	$44,190	$35,510	$16,456	$26,544	$143,774	$497,968
Commercial and industrial buildings	124,318	24,842	15,275	17,504	22,804	71,696	276,439
Office buildings	67,133	119,217	24,387	43,914	10,899	73,654	339,204
Medical buildings	54,142	8,633	44	5,400	11,160	67,479	146,858
Apartment buildings	23,175	12,836	19,150	11,387	5,054	84,200	155,802
Hotel	43,210	41,733	13,269	25,735	—	110,392	234,339
Other	49,066	8,358	15,536	11,700	4,565	51,997	141,222
Total	$592,538	$259,809	$123,171	$132,096	$81,026	$603,192	$1,791,832	(S)

Acquired Loans

	Acquired Loans Accounted for Under ASC 310-20			Acquired Loans Accounted for Under ASC 310-30			Total Loans Accounted for Under ASC 310-20 and 310-30
	Balance at Acquisition Date	Balance at Sep 30, 2017	Balance at Dec 31, 2017	Balance at Acquisition Date	Balance at Sep 30, 2017	Balance at Dec 31, 2017	Balance at Acquisition Date		Balance at Sep 30, 2017	Balance at Dec 31, 2017
Loan marks:
Acquired banks (T)	$229,080	$22,997	$20,533	$142,128	$17,040	$14,215	$371,208		$40,037	$34,748
Acquired portfolio loan balances:
Acquired banks (T)	5,690,998	796,477	738,706	275,221	40,367	36,199	5,966,219	(U)	836,844	774,905
Acquired portfolio loan balances less loan marks	$5,461,918	$773,480	$718,173	$133,093	$23,327	$21,984	$5,595,011		$796,807	$740,157

(R) Includes other MSA and non-MSA regions.

(S) Represents a portion of total commercial real estate loans of $3.316 billion as of December 31, 2017.

(T) Includes Bank of Texas, Bank Arlington, American State Bank, Community National Bank, First Federal Bank Texas, Coppermark Bank, First Victoria National Bank, The F&M Bank & Trust Company and Tradition Bank.

(U) Actual principal balances acquired.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended					Year-to-Date
	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Dec 31, 2017	Dec 31, 2016
Asset Quality
Nonaccrual loans	$25,264	$26,267	$30,517	$24,360	$31,642	$25,264	$31,642
Accruing loans 90 or more days past due	1,004	4,934	1,613	880	956	1,004	956
Total nonperforming loans	26,268	31,201	32,130	25,240	32,598	26,268	32,598
Repossessed assets	35	110	16	261	241	35	241
Other real estate	11,152	14,512	15,472	15,698	15,463	11,152	15,463
Total nonperforming assets	$37,455	$45,823	$47,618	$41,199	$48,302	$37,455	$48,302

Nonperforming assets:
Commercial and industrial (includes energy)	$15,533	$22,241	$25,628	$18,743	$24,537	$15,533	$24,537
Construction, land development and other land loans	1,888	847	1,572	1,461	1,766	1,888	1,766
1-4 family residential (includes home equity)	5,845	3,781	4,156	4,070	4,119	5,845	4,119
Commercial real estate (includes multi-family residential)	13,533	18,208	15,454	16,235	17,167	13,533	17,167
Agriculture (includes farmland)	550	635	676	534	542	550	542
Consumer and other	106	111	132	156	171	106	171
Total	$37,455	$45,823	$47,618	$41,199	$48,302	$37,455	$48,302
Number of loans/properties	99	113	121	139	158	99	158
Allowance for credit losses at end of period	$84,041	$86,812	$83,783	$84,095	$85,326	$84,041	$85,326

Net charge-offs:
Commercial and industrial (includes energy)	$3,822	$3,225	$2,531	$3,495	$3,161	$13,073	$11,559
Construction, land development and other land loans	(1)	(2)	(60)	(65)	(1,922)	(128)	(2,501)
1-4 family residential (includes home equity)	61	12	95	(95)	(82)	73	(82)
Commercial real estate (includes multi-family residential)	22	(3)	—	133	41	152	296
Agriculture (includes farmland)	(63)	—	(29)	(65)	305	(157)	6,567
Consumer and other	930	639	525	503	756	2,597	4,219
Total	$4,771	$3,871	$3,062	$3,906	$2,259	$15,610	$20,058

Asset Quality Ratios
Nonperforming assets to average interest-earning assets	0.19%	0.24%	0.24%	0.21%	0.25%	0.19%	0.25%
Nonperforming assets to loans and other real estate	0.37%	0.46%	0.48%	0.42%	0.50%	0.37%	0.50%
Net charge-offs to average loans (annualized)	0.19%	0.16%	0.13%	0.16%	0.09%	0.16%	0.21%
Allowance for credit losses to total loans	0.84%	0.88%	0.85%	0.86%	0.89%	0.84%	0.89%
Allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30) (G)	0.91%	0.95%	0.93%	0.96%	1.00%	0.91%	1.00%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

Consolidated Financial Highlights

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity, the tangible equity to tangible assets ratio and the efficiency ratio, excluding net gains and losses on the sale of assets and securities, for internal planning and forecasting purposes. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30). Prosperity has included information below relating to these non-GAAP financial measures for the applicable periods presented.

	Three Months Ended					Year-to-Date
	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Dec 31, 2017	Dec 31, 2016
Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$67,138	$67,908	$68,554	$68,565	$68,793	$272,165	$274,466
Average shareholders' equity	$3,816,884	$3,773,312	$3,725,789	$3,678,999	$3,632,402	$3,750,727	$3,566,931
Less: Average goodwill and other intangible assets	(1,940,495)	(1,942,159)	(1,943,802)	(1,945,607)	(1,947,232)	(1,942,999)	(1,947,979)
Average tangible shareholders’ equity	$1,876,389	$1,831,153	$1,781,987	$1,733,392	$1,685,170	$1,807,728	$1,618,952
Return on average tangible common equity (F)	14.31%	14.83%	15.39%	15.82%	16.33%	15.06%	16.95%

Reconciliation of book value per share to tangible book value per share:
Shareholders’ equity	$3,824,154	$3,781,358	$3,736,188	$3,689,082	$3,642,311	$3,824,154	$3,642,311
Less: Goodwill and other intangible assets	(1,939,687)	(1,941,309)	(1,942,995)	(1,944,714)	(1,946,629)	(1,939,687)	(1,946,629)
Tangible shareholders’ equity	$1,884,467	$1,840,049	$1,793,193	$1,744,368	$1,695,682	$1,884,467	$1,695,682

Period end shares outstanding	69,491	69,484	69,488	69,480	69,491	69,491	69,491
Tangible book value per share:	$27.12	$26.48	$25.81	$25.11	$24.40	$27.12	$24.40

Reconciliation of equity to assets ratio to period end tangible equity to period end tangible assets ratio:
Tangible shareholders’ equity	$1,884,467	$1,840,049	$1,793,193	$1,744,368	$1,695,682	$1,884,467	$1,695,682
Total assets	$22,587,292	$22,143,263	$22,296,543	$22,477,419	$22,331,072	$22,587,292	$22,331,072
Less: Goodwill and other intangible assets	(1,939,687)	(1,941,309)	(1,942,995)	(1,944,714)	(1,946,629)	(1,939,687)	(1,946,629)
Tangible assets	$20,647,605	$20,201,954	$20,353,548	$20,532,705	$20,384,443	$20,647,605	$20,384,443
Period end tangible equity to period end tangible assets ratio:	9.13%	9.11%	8.81%	8.50%	8.32%	9.13%	8.32%

Reconciliation of allowance for credit losses to total loans to allowance for credit losses to total loans, excluding acquired loans:
Allowance for credit losses	$84,041	$86,812	$83,783	$84,095	$85,326	$84,041	$85,326
Total loans	$10,020,773	$9,911,202	$9,864,019	$9,739,253	$9,622,060	$10,020,773	$9,622,060
Less: Fair value of acquired loans (acquired portfolio loan balances less loan marks)	$740,157	$796,807	$888,172	$991,894	$1,107,293	$740,157	$1,107,293
Total loans less acquired loans	$9,280,616	$9,114,395	$8,975,847	$8,747,359	$8,514,767	$9,280,616	$8,514,767
Allowance for credit losses to total loans, excluding acquired loans (non-GAAP basis)	0.91%	0.95%	0.93%	0.96%	1.00%	0.91%	1.00%

Reconciliation of efficiency ratio to efficiency ratio, excluding net gains and losses on the sale of assets and securities:
Noninterest expense	$81,088	$77,509	$76,442	$78,062	$79,148	$313,101	$318,387

Net interest income	$156,050	$156,147	$152,231	$152,435	$153,832	$616,863	$632,620
Noninterest income	29,220	28,809	27,780	30,824	29,475	116,633	118,425
Less: net gain (loss) on sale of assets	41	62	(3,783)	1,759	475	(1,921)	1,864
Less: gain on sale of securities	—	—	3,270	—	—	3,270	—
Noninterest income excluding net gains and losses on the sale of assets and securities	29,179	28,747	28,293	29,065	29,000	115,284	116,561
Total income excluding net gains and losses on the sale of assets and securities	$185,229	$184,894	$180,524	$181,500	$182,832	$732,147	$749,180
Efficiency ratio, excluding net gains and losses on the sale of assets and securities	43.78%	41.92%	42.34%	43.01%	43.29%	42.76%	42.50%